                                  EXHIBIT 21


                                                         INCORPORATION
                                                         OR PLACE OF
NAME OF SUBSIDIARY                                       ORGANIZATION
- ------------------                                       ------------
InterMotive Technologies, Inc.                           Michigan

Columbus Foundries, Inc.                                 Georgia

Columbus Neunkirchen Foundry, GmbH                       Federal Republic of
                                                         Germany

Commercial and Precision
Machining, Inc.                                          Georgia

I.C. Venture, Inc.                                       Georgia

Intermet Aluminum, Inc.                                  Georgia

Intermet Foundries, Inc.                                 Georgia

Intermet International, Inc.                             Georgia

Intermet Machining, Inc.                                 Georgia

Ironton Iron, Inc.                                       Ohio

Lynchburg Foundry Company                                Virginia

New River Castings Company                               Delaware

Northern Casting Corporation                             Georgia

PBM Industries, Inc.                                     Delaware

Pennsylvania Castings Corporation                        Georgia